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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




         Date Of Report (Date Of Earliest Event Reported): July 24, 2002

                      NATIONAL RESIDENTIAL PROPERTIES, INC.
             (Exact Name Of Registrant As Specified In Its Charter)




         Nevada                         65-0439467                  0-27159

(State or other jurisdiction      (IRS Employer                  Commission File
 of Incorporation)                Identification Number)         Number


                            6915 RED ROAD, SUITE 222
                           CORAL GABLES, FLORIDA 33143

               (Address Of Principal Executive Offices) (Zip Code)




       Registrant's Telephone Number, Including Area Code: (305) 666-6565





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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 2.  Acquisition or Disposition of Assets.
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         On July 24, 2002, National Residential Properties, Inc., a Nevada
corporation (the "Registrant"), sold five lots of real property in the Hazelton subdivision in Miami, Florida (the "Real Property") to M.E.D. of Miami, LLC for $1,805,500 in cash. Mortgages and closing expenses totaled $801,870. The Registrant intended to construct on the Real Property the Granada Grand Apartments, a 60-unit apartment building. The Registrant did not build on the Real Property and sold the land without a building.

         The purchase price for the Real Property was determined through arms-length negotiations. The sale was made pursuant to the terms of a Vacant Land Contract dated June 21, 2002, by and between the Registrant and G&F Corp. and/or its assignees. G&F Corp. assigned the purchase contract to M.E.D. of Miami, LLC before closing on July 24, 2002.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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(c)   Exhibits


      Exhibit No.     Description
      -----------     -----------

          2.1 Vacant Land Contract, by and between the Registrant and G&F Corp., dated June 21, 2002.

          2.2 Addendum to Contract for Sale and Purchase, by and between the Registrant and G&F Corp., dated June 21, 2002.

          2.3 Assignment of Contract, by and between G&F Corp. and M.E.D. of Miami, LLC, dated June 21, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Date:    August 5, 2002


                             NATIONAL RESIDENTIAL PROPERTIES, INC.

                             By:  /s/ Richard Astrom
                                  ---------------------------------------------
                                  Richard Astrom
                                  Chief Executive Officer
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                                  EXHIBIT INDEX



Exhibit No.                   Description                               Page No.
-----------                   -----------                               --------

   2.1        Vacant Land Contract, by and between the Registrant and G&F    5
              Corp., dated June 21, 2002.

   2.2        Addendum to Contract for Sale and Purchase, by and between the
              Registrant and G&F Corp., dated June 21, 2002.                 11

   2.3        Assignment of Contract, by and between G&F Corp. and M.E.D.    12
              of Miami, LLC, dated June 21, 2002.